UNDERWRITING AGREEMENT

2,750,000 Shares

PREFERRED APARTMENT COMMUNITIES, INC.

Common Stock

($0.01 Par Value)

EQUITY UNDERWRITING AGREEMENT
May 8, 2017
Deutsche Bank Securities Inc.
As Representative of the
    Several Underwriters
c/o Deutsche Bank Securities Inc.
60 Wall Street, 2nd Floor
New York, New York 10005
Ladies and Gentlemen:
Preferred Apartment Communities, Inc., a Maryland corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named on Schedule I hereto for whom you are acting as representative (the “Representative”) an aggregate of 2,750,000 shares (the “Firm Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names on Schedule I hereto. The Company also proposes to sell at the Underwriters’ option an aggregate of up to 412,500 additional shares of the Company’s Common Stock (the “Option Shares”) as set forth below.
As the Representative, you have advised the Company that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names on Schedule I hereto, plus their pro rata portion of the Option Shares if you elect to exercise the option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares”.
In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters as follows:
(a)    The Company has filed with the Commission a registration statement on Form S-3 (No. 333-211178), including a related prospectus, covering the public offering and sale of up to $300,000,000 of its common stock, preferred stock, debt securities, depositary shares, warrants and units from time to time pursuant to Rule 415 under the Act (as defined below), which registration statement was declared effective by the Commission on May 17, 2016. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. Any reference to Registration Statement without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.
For purposes of this Agreement:

“430B Information” with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430B(e) or retroactively deemed to be part of such registration statement pursuant to Rule 430B(f).

“430C Information” with respect to any registration statement, means information included in a prospectus then deemed to be part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Applicable Time” means 4:01 P.M. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 2 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” means the time of the first contract of sale of the Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Shares and otherwise satisfies Section 10(a) of the Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule II to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Statutory Prospectus” with reference to a particular time means the prospectus relating to the Shares that is included in a Registration Statement immediately prior to that time, including any document incorporated by reference therein and any 430B Information and all 430C Information. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that a form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Significant Subsidiary” means a “Significant Subsidiary” as defined in Rule 405.

“Subsidiary” means a corporation, general partnership, limited partnership, limited liability limited partnership, limited liability company or other entity, a majority of the outstanding voting or capital stock, partnership, membership or other voting or equity interests or general, limited or limited liability limited partnership interests, as the case may be, of which is majority owned or controlled, directly or indirectly, by the Company, the OP (as defined below) or one or more other Subsidiaries of the Company or the OP. The OP is a Subsidiary of the Company.

Unless otherwise specified, a reference to a “rule” or “Rule” is to the indicated rule under the Act.

(b)    (A) (1) At the time the Registration Statement initially became effective, (2) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (3) at the Effective Time and (4) on each Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act, and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) (1) on its date, (2) at the time of filing of the Final Prospectus pursuant to Rule 424(b) and (3) on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that such information is only that described as such in Section 13 hereof.
(c)    The Registration Statement is effective under the Act and no stop order preventing or suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission.  At the time the Registration Statement was filed with and declared effective by the Commission, the Company was eligible to register the Shares on Form S-3 promulgated under the Act, and as of the date hereof, remains eligible to use the Registration

Statement pursuant to General Instruction I.B.1 of Form S-3. The date of this Agreement is not more than three years subsequent to the initial effective time of the Registration Statement.

(d)    As of the Applicable Time, none of (A) the General Use Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus supplement, dated May 8, 2017, including the base prospectus, dated May 17, 2016, and the other information, if any, stated in Schedule II to this Agreement, all considered together (collectively, the “General Disclosure Package”) and (B) any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that such information furnished by any Underwriter consists of only the information described as such in Section 13 hereof.

(e)    The documents incorporated by reference into the Registration Statement, the General Disclosure Package and the Final Prospectus, when such incorporated documents became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference into the Registration Statement, the General Disclosure Package and the Final Prospectus, when such incorporated documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)    Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. This section does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that such information furnished by any Underwriter consists of only the information described as such in Section 13 hereof.

(g)    (A) At the time of filing of the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Shares and (C) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Act, without taking account of any determination by the Commission pursuant to Rule 405 of the Act that it is not necessary that the Company be considered an ineligible issuer.

(h)    The only Subsidiaries of the Company that may constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X are the Subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. Each of the Subsidiaries of the Company or the OP (as defined below) has been duly incorporated or organized and is validly existing as a corporation, limited partnership, limited liability limited partnership, general partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction in which it is incorporated or organized, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted, except where the failure to be or to do so would not have a Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. For the purposes hereof, “Material Adverse Effect” shall mean any event, circumstance, occurrence, fact, condition, change or effect, individually or in the aggregate, that is materially adverse to (i) the financial condition, business affairs, properties, results of operations or business prospects of the Company and its Subsidiaries considered as one enterprise, or (ii) the ability of the Company to perform its obligations under this Agreement or the validity or enforceability of this Agreement against the Company. As used in this Agreement, “business prospects” excludes any development resulting from any event, circumstance, development, change or effect (A) in general economic or business conditions, (B) in financial or securities markets generally, or (C) generally affecting the business or industry in which the Company operates.

(i)    Except as set forth in the Registration Statement, the General Disclosure Package or the Final Prospectus, (i) the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all liens, security interests, charges, pledges or similar encumbrances (“Liens”), and (ii) comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive rights of first refusal and other similar rights. The Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital stock or other equity securities of its Subsidiaries.
(j)    The Company has the requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and the Company has the requisite power and authority to issue the Shares in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors or its stockholders is required.
(k)     This Agreement has been duly executed and delivered by the Company by its authorized representatives, and such authorized representatives are true and official representatives with authority to sign each such document and the other documents or certificates executed in connection herewith and bind the Company accordingly.
(l)    The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not: (i) conflict with or result in a violation of any provision of the charter of the Company or any of its Significant Subsidiaries or by-laws of the Company or any of its Significant Subsidiaries as in effect on the date hereof; (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default and/or an event of default (or an event which with notice or lapse of time or both could become a default and/or an event of default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Significant Subsidiaries is a party, except for possible violations, conflicts, breaches, defaults or events of default as would not, individually or in the aggregate, have a Material Adverse Effect; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company, any of its Significant Subsidiaries or the Company's securities are subject) applicable to the Company or any of its Significant Subsidiaries or by which any property or asset of the Company or any of its Significant Subsidiaries is bound or affected, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Significant Subsidiaries is in violation of its charter, by-laws or other organizational documents. Neither the Company nor any of its Significant Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Significant Subsidiaries in default), under, and neither the Company nor any of its Significant Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Significant Subsidiaries is a party or by which any property or assets of the Company or of any of its Significant Subsidiaries is bound or affected, except for possible defaults, events, terminations, amendments, accelerations or cancellations which would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and of all of its Significant Subsidiaries are not being conducted in violation of any law, rule ordinance or regulation of any governmental entity, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except as may be required under the Act, the Exchange Act, the rules of the Financial Industry Regulatory Authority (“FINRA”) or the New York Stock Exchange (“NYSE”), or any applicable state securities laws, and have been obtained and made, neither the Company nor any of its Significant Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof or to issue and sell the Shares in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company or any of its Significant Subsidiaries is required to obtain prior to each Settlement Date as pursuant to the preceding sentence will be obtained or effected on or prior to such time.
(m)     The Shares and all outstanding shares of capital stock of the Company have been duly authorized and reserved for issuance and sale pursuant to this Agreement; the capitalization of the Company is as set forth in the General Disclosure Package and Final Prospectus; all outstanding shares of capital stock of the Company are, and, when the Shares have been delivered and paid for in accordance with this Agreement on the Closing Date and Option Closing Date, as applicable, such Shares will have been, validly issued, fully paid and nonassessable and issued in compliance with federal and state securities laws, will conform in all material respects to the information in the General Disclosure Package and Final Prospectus and to the description of such Shares contained therein. Except as disclosed in the General Disclosure Package and Final Prospectus: (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company; (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Act; (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Shares; and (iv) no shares of capital stock and/or other securities of the Company are subject to preemptive rights, rights of first refusal and/or any other similar rights of the stockholders of the Company and/or any other person or entity (a “Person”) or any Lien imposed through the actions or failure to act of the Company. The Shares have been registered pursuant to Section 12(b) of the Exchange Act and the Company has not received any notification that the Commission is contemplating terminating such registration; and the Company has not received any notification that the NYSE is contemplating terminating the listing of the Shares.
(n)     The SEC Documents have been made available to the Underwriters via EDGAR. As used herein, “SEC Documents” means all of the Company’s reports, schedules, financial statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act since December 31, 2016, including, without limitation, the Company’s annual report on Form 10-K for the year ended December 31, 2016, and the Company’s current reports on Form 8-K filed since December 31, 2016, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein which is “filed” information (but excluding all information contained therein that is deemed to be “furnished” information).

(o)    As of their respective dates, the financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus (“Company Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect at the time of the filing. The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved except: (i) as may be otherwise indicated in such financial statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements. The Company Financial Statements fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, if any, as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as expressly set forth in the Company Financial Statements or in the Registration Statement, the General Disclosure Package or the Final Prospectus, the Company has no material liabilities, contingent or otherwise, other than: (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2016; and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements.
(p)     All information relating to or concerning the Company and its officers, directors, employees, customers or clients (including, without limitation, all information regarding the Company’s internal financial accounting controls and procedures) set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, when taken together as a whole, does not contain an untrue statement of material fact or omit to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.
(q)     The Company is in compliance, and there has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply, in all material respects, with the Sarbanes-Oxley Act of 2002 (“SOX”). The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply in all material respects with the applicable Securities Laws (as defined below) and are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) receipts and expenditures are being made only in accordance with management’s general or specific authorization; (D) access to assets is permitted only in accordance with management’s general or specific authorization; and (E) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with the rules of NYSE. The Company has not publicly disclosed or reported to the Audit Committee or the Board a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the applicable Securities Laws (as defined below), or any matter which, if determined adversely, would have a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package or the Final Prospectus, since the date of the most recent evaluation of such system of internal accounting controls, there has been no material change in internal control over financial reporting, including any corrective actions with regard to significant deficiencies or material weaknesses. For the purposes hereof, “Securities Laws” means, collectively, SOX, the Act, the Exchange Act, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in SOX) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of NYSE.

(r)    The Company and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and that has been designed to provide reasonable assurances that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(s)    Except as set forth in the Registration Statement, the General Disclosure Package or the Final Prospectus, the Company and its Subsidiaries own or possess, or can acquire or license on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property Rights”) reasonably necessary to conduct the business now operated by them. None of the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property Right or of any facts or circumstances that would render any Intellectual Property Right invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(t)     Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), except as described in the Registration Statement, the General Disclosure Package or the Final Prospectus or where such failure to possess would not have a Material Adverse Effect, and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or except as described in the Registration Statement, General Disclosure Package or the Final Prospectus. The Company has received no notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect or except as described in the Registration Statement, the General Disclosure Package or the Final Prospectus.

(u)     Except as set forth in the Registration Statement, the General Disclosure Package or the Final Prospectus, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self- regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, or the Company's or any of its Subsidiaries' businesses, properties or assets or the Company's or any of its Subsidiaries' officers or directors in their capacity as such, that would reasonably be expected to result in a Material Adverse Effect.

(v)     Except as set forth in the Registration Statement, General Disclosure Package or the Final Prospectus, since December 31, 2016, there has not been: (i) any material adverse change in the financial condition, operations or business of the Company from that shown on the Company Financial Statements, or any material transaction or commitment effected or entered into by the Company outside of the ordinary course of business; (ii) to the Company’s knowledge, any effect, change or circumstance which has had, or could reasonably be expected to have, a

Material Adverse Effect; or (iii) any incurrence of any material liability outside of the ordinary course of business.

(w)     Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreements. Neither the Company nor any of its Subsidiaries has violated in any material respect any laws, regulations, orders or contract terms affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours. Each of the Company and its Subsidiaries is, and during the three years prior to the date hereof, has been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization.
(x)     Except as described in the Registration Statement, General Disclosure Package or the Final Prospectus, there has not been any (i) presence of any regulated hazardous substances, hazardous materials, toxic substances or hazardous wastes (collectively, “Hazardous Materials”) in violation of applicable Environmental Laws (as defined below) on any of the properties owned by it or its Subsidiaries or subject to mortgage loans owned by the Company or any of its Subsidiaries, or (ii) any spills, releases, discharges or disposal of Hazardous Materials in violation of applicable Environmental Laws (as defined below) that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties, which presence or occurrence in the case of clauses (i) and (ii) would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. In connection with the properties owned by the Company and its Subsidiaries or subject to mortgage loans owned by the Company or any of its Subsidiaries, except as described in the Registration Statement, General Disclosure Package or the Final Prospectus, there has been no material failure by the Company or any of its Subsidiaries to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(y)    Except as described in the Registration Statement, General Disclosure Package or the Final Prospectus and as would not, individually or in the aggregate, result in a Material Adverse Effect and , (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health (as it relates to exposure of Hazardous Materials) or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), which violation includes, without limitation, noncompliance with any material permits or other material governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with any material terms and conditions thereof, nor has the Company or any of its Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is in violation of any Environmental Law that remains outstanding or unresolved; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any of its Subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Hazardous Materials at any location owned, leased or operated by the Company or any of its Subsidiaries, now or in the past , pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries; and (iii) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Hazardous Materials, that reasonably would result in a violation of any Environmental Law by the Company or any of its Subsidiaries.

(z)     Each of the Company and its Subsidiaries has filed all federal, state and foreign income tax returns required to be filed by or on behalf of the Company or any of its Subsidiaries on or before the due dates therefor (taking into account all extensions of time to file) and has paid or provided for the payment of all such taxes indicated by such tax returns and all assessments received by the Company any of its Subsidiaries to the extent that such taxes or assessments have become due. There are no taxes that have been assessed on the Company or any Subsidiary or are due by the Company or any Subsidiary that have not been paid, except for the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. The Company has no knowledge of any material tax deficiency which has been threatened or asserted in writing against the Company or its Subsidiaries.

(aa)     Except as set forth in the Registration Statement, General Disclosure Package or the Final Prospectus, there are no loans, leases, royalty agreements or other transactions between (i) the Company or any of its Subsidiaries, on the one hand, and (ii) any officer or director of the Company, any person owning five (5%) percent or more of the capital stock of the Company, any member of the immediate family of such officer, director or 5% or more stockholder, or any corporation or other entity controlled by such officer, director or 5% or more stockholder.

(bb)     Except as set forth in the Registration Statement, General Disclosure Package, the Final Prospectus or in the SEC Documents and except as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, (i) each of the Company and its Subsidiaries owns its property and assets free and clear of all Liens, except such Liens which arise in the ordinary course of business and do not impair its ownership or use of such property or assets, and (ii) with respect to the property and assets it leases, if any, each of the Company and its Subsidiaries is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any Liens except as set forth under the terms of the lease.

(cc)     Each of the Company and its Subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are customary in the business in which it is engaged, including directors’ and officers’ liability insurance. Neither the Company nor any Subsidiary has any reason to believe that it will not be able: (i) to renew its existing insurance coverage as and when such policies expire; or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted.

(dd)     To the best knowledge of the Company, neither the sale of the Shares by the Company nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, the Company is not (A) a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (B) a person who engages in any dealings or transactions, or be otherwise associated, with any such person. To the best knowledge of the Company, each of the Company and its Subsidiaries is in compliance, in all material respects with the USA PATRIOT Act of 2001 (signed into law October 26, 2001).

(ee)    Neither the Company nor any of the Subsidiaries, nor any director, officer, agent, Affiliate, or employee of the Company or any of the Subsidiaries, nor to the knowledge of the Company or its Subsidiaries, or any other person associated with or acting on behalf of the Company or any of the Subsidiaries, or benefiting in any capacity in connection with this Agreement, is currently the subject or the target of any sanctions administered or imposed by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any similar sanctions imposed by any governmental body to which the Company or any of its Subsidiaries is subject (collectively, “Sanctions”)), nor is owned or controlled by an individual or entity that is currently the subject or target of any Sanctions, nor is located, organized or resident in a country or territory that is the subject of Sanctions (a “Sanctioned Country”) (including, without limitation, Burma (Myanmar), Crimea, Cuba, Iran, North Korea, Sudan and Syria); nor is designated as a ‘specially designated national’ or a ‘blocked person’ by the U.S. Government. Neither the Company nor its Subsidiaries have engaged in during the past five years, are not now engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country; and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitating, is the subject or target of Sanctions; (ii) to fund or facilitate any activities of or business in any Sanctioned Country in violation of Sanctions or (iii) in any other manner that will result in a Sanctions violation by any person (including any person participating in the transaction, whether as an initial purchaser, underwriter, advisor, investor or otherwise).

(ff)    The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including without limitation, those of Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act of 1970, otherwise known as the Currency and Foreign Transactions Reporting Act, as amended, the money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conducts business, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of the Subsidiaries, and any international anti-money laundering guidelines, principles or procedures issued by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United

States is a member and with which designation the United States representative to the group or organization continues to concur, and any Executive Order, directive, or regulation pursuant to the authority or to the enforcement of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(gg)     Neither the Company nor any of the Subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee, Affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries: (i) has used any funds for any unlawful contribution, gift, property, entertainment or other unlawful expense related to political activity; (ii) has made, taken or will take any action to further or facilitate any offer, payment, gift, promise to pay, or any offer, gift or promise of anything else of value, directly or indirectly, to any person knowing that all or a portion of the payment will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business for the Company or its Subsidiaries, or to secure an improper advantage for the Company or its Subsidiaries; (iii) has made, offered, taken, or will make, offer or take any act in furtherance of any bribe, unlawful rebate, payoff, influence payment, property, gift, kickback or other unlawful payment; or (iv) is aware of, has taken, or will take any action, directly or indirectly, that would result in a violation of any provision of the Bribery Act 2010 of the United Kingdom, the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations there under. The Company, the Subsidiaries and their affiliates have each conducted their businesses in compliance with all applicable anti-bribery and anti-corruption laws and/or regulations and have instituted and maintain policies and procedures reasonably designed to promote and ensure continued compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein. The Company, the Subsidiaries and their affiliates will not, directly or indirectly, use the proceeds of the offering and sale of the Shares or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financial or facilitating any activity that would violate the laws and regulations as referred to in section (iv) above.
(hh)    Except for the compensation set forth in this Agreement and as disclosed in the Registration Statement, the General Disclosure Package or the Final Prospectus, the Company is not obligated to pay, and has not obligated the Representative to pay, a finder’s, consulting or origination fee in connection with the sale of the Shares, and hereby agrees to indemnify the Representative from any such claim made by any other person as more fully set forth in Section 7 hereof. The Company has not offered for sale or solicited offers to purchase the Shares except as set forth in the Registration Statement, the General Disclosure Package or the Final Prospectus and for negotiations with the Underwriters. Except as set forth in the General Disclosure Package or Final Prospectus, no other person has any right to participate in any offer, sale or distribution of the Shares, to which any Underwriters rights, described herein, shall apply.

(ii)     The Company made a timely election to be subject to tax as a real estate investment trust (a “REIT”) pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), beginning with its taxable year ended December 31, 2011. The Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT. The Company’s current and proposed method of operation as described in the Registration Statement, the General Disclosure Package or the Final Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(jj)     The Company currently is managed by Preferred Apartment Advisors, LLC, a Delaware limited liability company (the “Manager”), pursuant to the Sixth Amended and Restated Management Agreement dated as of June 3, 2016 (as the same may be subsequently amended or supplemented, the “Management Agreement”), among the Company, Preferred Apartment Communities Operating Partnership, L.P. (the “OP”) and the Manager. The Manager is a limited liability company duly formed and validly existing under the laws of the State of Delaware. The Management Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Manager and the Company and constitutes a valid and binding agreement of the Manager and the Company enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors’ rights generally or by equitable principles relating to the availability of remedies or except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited under applicable securities laws). The execution and delivery of the Management Agreement did not, and the performance thereunder by the Manager do not and will not conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under: (i) the Manager’s or any of its subsidiaries’ charter or by-laws, or other organizational documents, as applicable; (ii) any indenture, mortgage, stockholders agreement, note, lease or other material agreement or instrument to which the Manager or any of its subsidiaries is a party or by which the Manager or any of its subsidiaries or any of their properties is bound except, for purposes of this clause (ii) only, for such conflicts, breaches or defaults that could not reasonably be expected to have or result in, individually or in the aggregate, (A) a material adverse effect on the financial condition, business affairs, properties, results of operations or business prospects of the Manager, or (B) a Material Adverse Effect; or (iii) any statute, rule or regulation or order of any court or other governmental agency or body having jurisdiction over the Manager or any of its subsidiaries or any of their respective properties. No consent, approval, authorization or order of any court or other governmental agency or body has been obtained nor is required for the performance of the Management Agreement by the Manager. The Manager is not in violation of its limited liability company agreement or other organizational documents, as applicable.
(kk)    There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Manager. The Manager possesses such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, other than those which the failure to possess or own would not reasonably be expected to have or result in, individually or in the aggregate, (A) a material adverse effect on the financial condition, business affairs, properties, results of operations or business prospects of the Manager, (B) a Material Adverse Effect, or (C) a material adverse effect on the performance of the services under the Management Agreement by the Manager, and to the knowledge of the Company, the Manager has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit.

(ll)     The Company is not, and after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(mm)     To the extent required by the continued listing rules of the NYSE, the Shares shall have been approved for listing on the NYSE, subject only to notice of issuance, or the Company shall have filed an application for listing of the Shares on the NYSE at, or prior to, the Closing Date and Option Closing Date, as applicable.

(nn)     The statements in the General Disclosure Package and Final Prospectus under the heading “Description of Capital Stock” are true and correct in all material respects and the statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (incorporating by reference the Company’s 2017 proxy statement) incorporated by reference into the Registration Statement, General Disclosure Package and the Final Prospectus under the caption “Certain Relationships and Related Transactions”, in each case as updated by the information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are, in all material respects, accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown. Neither the Company nor any of the Subsidiaries has sent or received any notice indicating the termination of or intention to terminate any of the material contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package or the Final Prospectus, or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Company, any Subsidiary or any other party to any such contract or agreement.

(oo)     The information contained in the Registration Statement, General Disclosure Package and the Final Prospectus regarding the Company’s expectations, plans and intentions, and any other information that constitutes “forward-looking” information within the meaning of the Act and the Exchange Act were made by the Company on a reasonable basis and reflect the Company’s good faith belief and/or estimate of the matters described therein.

(pp)     Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of any securities of the Company to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the NYSE in accordance with Regulation M under the Exchange Act.

(qq)     Any third-party statistical and market-related data included in the Registration Statement, General Disclosure Package and the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(rr)     Except as disclosed in the Registration Statement, General Disclosure Package and the Final Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the

Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(ss)    Except as disclosed in the Registration Statement, General Disclosure Package and the Final Prospectus, the Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof other than pursuant to employee benefit, incentive and other compensation plans.

(tt)     PricewaterhouseCoopers LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Final Prospectus are independent public accountants as required by the Act, the rules and regulations promulgated by the Commission and the Public Company Accounting Oversight Board.

(uu)     Each of the Company and its Subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations thereunder (“ERISA”); to the Company’s knowledge, no “reportable event” (as defined in Section 4043(c) of ERISA) for which the 30-day notice requirement has not been waived has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which the Company and each Subsidiary would have any liability; each of the Company and its Subsidiaries and has not incurred and do not reasonably expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code; and each “pension plan” for which the Company or any Subsidiary or “ERISA Affiliate” (as defined below) would have any liability that is intended to be qualified under Section 401(a) of the Code has received a determination or opinion letter from the Internal Revenue Service regarding its qualified status and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification. “ERISA Affiliates ” means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Code of which the Company is a member.
(vv)     The Company’s investment strategy described in the Registration Statement, General Disclosure Package and the Final Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of the Company’s business, and no material deviation from such investment strategy is currently contemplated.
(ww)     All “non-GAAP financial measures” (as defined in the Act) included in the Registration Statement, General Disclosure Package or the Final Prospectus comply in all material respects with the requirements of Regulation G and Item 10 of Regulation S-K under the Act.
(xx)     To the Company’s knowledge, no director or officer is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect each director’s or officer’s ability to be and act in the capacity of a director or officer of the Company.
(yy)     Except as described in the Registration Statement, General Disclosure Package or the Final Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the past 12 months.
(zz)     To the Company’s knowledge, apart from the subordinated loan made by the Company to International Assets Advisory, LLC on November 15, 2012, no affiliate of the Company has made a subordinated loan to any member of FINRA.
(aaa)     No proceeds from the sale of the Shares (excluding the Underwriters’ compensation prescribed herein) will be paid by the Company to any FINRA member, or any persons associated or affiliated with a member of FINRA, except as specifically authorized herein and including any repayments made by the Company to Key Bank National Association under the Company’s revolving credit facility.
(bbb)    To the Company’s knowledge, no FINRA member intending to participate in the purchase of Shares hereby has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a member of FINRA and/or its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity. “Members participating” include managing agents, syndicate group members and all dealers, which are members of FINRA.
(ccc)     Except as described in the Registration Statement, the General Disclosure Package or the Final Prospectus, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement, which arrangement or agreement provides for the receipt of any item of value and/or the transfer or issuance of any warrants, options or other securities from the Company to a FINRA member, any person associated with a member (as defined by FINRA rules), any potential agents in the offering of Shares and/or any related persons.
The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to this Agreement, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
2.     Purchase, Sale and Delivery of the Firm Shares.
(a)    On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $14.60 per share, the number of Firm Shares set forth opposite the name of each Underwriter on Schedule I hereto, subject to adjustments in accordance with Section 8 hereof.
(b)    Payment for the Firm Shares to be sold hereunder is to be made in federal (same day) funds against delivery thereof to the Representative for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York, at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date”. As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.
(c)    In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in Section 2(a) hereof. The option granted hereby may be exercised only once, in whole or in part, by giving written notice at any time until 30 days from the date of this Agreement, by you, as Representative of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. You, as Representative of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in federal (same day funds) through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Company.
3.    Offering by the Underwriters.
It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representative deems it advisable to do so. The Firm Shares are to be offered to the public at the public offering price set forth in the Final Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms. It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Shares.
4.    Covenants of the Company. The Company covenants and agrees with the several Underwriters that:
(a)    The Company has filed or will (A) prepare and timely file with the Commission under Rule 424(b) under the Act each Statutory Prospectus (including the Final Prospectus) in a form approved by the Representative, and (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Final Prospectus or document incorporated by reference therein of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Act.
(b)    The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representative approves its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus

(es) included on Schedule II hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.
(c)    The Company will advise the Representative promptly (A) of receipt of any comments from the Commission, (B) when any supplement to any Statutory Prospectus, any Issuer Free Writing Prospectus, or any amendment to the Final Prospectus has been filed, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or any Statutory Prospectus or for any additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Statutory Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act, (E) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which any Statutory Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus, or Final Prospectus, as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when any Statutory Prospectus, the General Disclosure Package, any such Issuer Free Writing Prospectus or Final Prospectus is delivered to a purchaser, not misleading, and (F) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any order referred to in clause (D) or (F) of this paragraph and to obtain as soon as possible the lifting thereof, if issued.
(d)    The Company will cooperate with the Representative in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided that the Company shall not be required to (x) qualify as a foreign corporation, (y) file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, or (z) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Shares.
(e)    The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Statutory Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Issuer Free Writing Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Statutory Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Statutory Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request.

(f)    The Company will comply with the Act and the Exchange Act, and of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Final Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event or development shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement any Statutory Prospectus or the General Disclosure Package in order to make the statements therein, in the light of the circumstances existing at the time the Statutory Prospectus or General Disclosure Package is delivered to a purchaser, not misleading in any material respect, or, if it is necessary at any time to amend or supplement any Statutory Prospectus or the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to any Statutory Prospectus or General Disclosure Package, or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Final Prospectus so that the Final Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading in any material respect, or so that the Final Prospectus will comply with the law.
(g)    The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available.
(h)    Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement, the General Disclosure Package and the Final Prospectus.
(i)    No offering, pledge, sale, contract to sell, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 60 days after the date of the Final Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representative. For the avoidance of doubt, the foregoing limitations shall apply to each of the (i) Capital on Demand Sales Agreement, dated May 4, 2016, between the Company and JonesTrading Institutional Services LLC, (ii) At Market Issuance Sales Agreement, dated May 4, 2016, between the Company and Canaccord Genuity Inc., and (iii) At Market Issuance Sales Agreement, dated May 4, 2016, between the Company and FBR Capital Markets & Co. Notwithstanding the foregoing, the Company may (i) sell the Shares to the Underwriters, (ii) issue shares of Common Stock upon exercise, the conversion, exercise or exchange of option or other securities, (iii) file one or more registrations statements registering the secondary sale of shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock, (iv) sell Common Stock pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement or Final Prospectus, (v) issue shares of Common Stock, units of limited partner interest in the OP (“OP Units”), or options to the Company’s directors as compensation for their services as directors, (vi) issue shares of Common Stock in exchange for OP Units, (vii) issue OP Units solely in conjunction with investments in the ordinary course of business, (viii) the issuance of any units of the Company, including the Company’s Series A Redeemable Preferred Stock and Warrants and

any Common Stock issuable upon the exercise of any such Warrants and including the issuance of any Common Stock issuable upon redemption of any shares of such Series A Redeemable Preferred Stock, constituting the Company’s offering of such securities pursuant to its Form S-3 (Registration No. 333-211924), as filed with the Commission on February 14, 2017; and (ix) the issuance of mShares of the Company, including the issuance of any Common Stock issuable upon redemption of any mShares, constituting the Company’s offering of such securities pursuant to its Form S-3 (File No. 333-214531), as filed with the Commission on November 9, 2016.
(j)    The Company shall maintain the listing of the Shares, subject to notice of issuance, on the NYSE.
(k)    The Company has caused each officer and director of the Company to execute and deliver to you, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit A (the “Lockup Agreement”).
(l)    The Company shall apply the net proceeds of its sale of the Shares as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus.
(m)    The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.
(n)    The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.
(o)    The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.
(p)    The Company will use its reasonable best efforts to continue to qualify for taxation as a REIT under the Code unless the Board of Directors of the Company determines that it is no longer in the best interests of the Company to continue to qualify as REIT.

5.    Costs and Expenses.
The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Company; (ii) the fees and disbursements of counsel for the Company; (iii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (iv) any roadshow expenses; (v) the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, any Statutory Prospectuses, the Issuer Free Writing Prospectuses, the Final Prospectus, this Agreement, the listing application, any Blue Sky survey, in each case, any supplements or amendments thereto; (vi) the filing fees of the Commission; (vii) the filing fees and expenses (including legal fees and disbursements up to $10,000) incident to securing any required review by FINRA of the terms of the sale of the Shares; (viii) all expenses and application fees related to the listing of the Shares on the NYSE; (ix) the cost of printing certificates, if any, representing the Shares; (x) the costs and charges of any transfer agent, registrar or depositary; (xi) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the offer and sale of the Shares under this Agreement by the Underwriters, and (xii) and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under foreign or state securities or Blue Sky laws and the preparation, printing and distribution of a Blue Sky memorandum (including the related fees and expenses of counsel for the Underwriters). Notwithstanding the foregoing, in no event shall the amount of expenses reimbursed to the Underwriters hereunder exceed $35,000.
6.    Conditions of Obligations of the Underwriters.
The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of their covenants and obligations hereunder and to the following additional conditions:
(a)The Final Prospectus shall have been filed with the Commission in accordance with the Rule 424(b) under the Act. Prior to the Closing Date and Option Closing Date, as applicable, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.
(b)The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, (%3) a written opinion of Proskauer Rose LLP (“Proskauer”) as to corporate and securities matters, (ii) a written opinion of Proskauer as to tax matters, (iii) a negative assurance letter from Proskauer, and (iv) a written opinion of Venable LLP as to corporate matters, each dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) and in form and substance reasonably acceptable to the underwriters.
(c)The Representative shall have received from Duane Morris LLP, counsel for the Underwriters, an opinion and 10b-5 statement, dated the Closing Date or the Option Closing Date, as the case may be, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
(d)You shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of PricewaterhouseCoopers LLP confirming that they are an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus comply in form in all material respects with the applicable accounting requirements of the Act; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(e)The Representative shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:
(i)The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Statutory Prospectus, any Issuer Free Writing Prospectus or the Final Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;
(ii)The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;
(iii)All filings required to have been made pursuant to Rules 424, 430A, 430B or 430C under the Act have been made as and when required by such rules;
(iv)He or she has carefully examined the General Disclosure Package and any individual Limited Use Free Writing Prospectus and, in his or her opinion, as of the Applicable Time, the statements contained in the General Disclosure Package and any individual Limited Use Free Writing Prospectus did not contain any untrue statement of a material fact, and such General Disclosure Package and any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(v)He or she has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Final Prospectus which has not been so set forth in such supplement or amendment;
(vi)He or she has carefully examined the Final Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Final Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
(vii)Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Final Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.
The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.
(f)The Firm Shares and Option Shares, if any, have been duly listed, subject to notice of issuance, on the NYSE.
(g)The Lockup Agreements described in Section 4(k) hereof are in full force and effect.
(h)No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company.
(i)The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representative and to Duane Morris LLP, counsel for the Underwriters.
If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.
In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 7 hereof).
7.    Indemnification.
(a)    The Company agrees:
(i)    to indemnify and hold harmless each Underwriter, the directors and officers of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Statutory Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Statutory Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Statutory Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof; and
(ii)    to reimburse each Underwriter, each Underwriters’ directors and officers, and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that any such Underwriter, any such director or officer or any such controlling person was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, then the Underwriters will promptly return all sums that had been advanced pursuant hereto.
(b)    Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Statutory Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Statutory Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Statutory Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.
(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 7(a) or (b) hereof shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the indemnifying party was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or (b) hereof. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of separate counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. Such separate counsel shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(a) or (b) hereof and by the Company in the case of parties indemnified pursuant to Section 7(c) hereof. The indemnifying party shall not be liable for any compromise or settlement of any pending or threatened claim, action or proceeding, or for any consent to the entry of any judgment in any pending or threatened claim, action or proceeding, in each case effected without its written consent but if settled or compromised with such written consent of the indemnifying party or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement, compromise or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel to which it is entitled to be reimbursed under this Section 7, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request and the other provisions of this Section 7 prior to the date of such settlement.
(d)    To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)    The Company, and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(e) to contribute are several in proportion to their respective underwriting obligations and not joint.
(f)    In any proceeding relating to the Registration Statement, any Statutory Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan.
(g)    The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.
8.    Default by Underwriters.
If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 7 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 8, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Final Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
9.    Notices.
All notices, consents, approvals, waivers or other communications (each, a “Notice”) required or permitted hereunder, except as herein otherwise specifically provided, shall be in writing and shall be (i) delivered personally or by commercial messenger, (ii) sent via a recognized overnight courier service, (iii) sent by registered or certified mail, postage pre-paid and return receipt requested, or (iv) sent by e-mail or facsimile transmission, provided confirmation of receipt is received by sender and the original Notice is sent or delivered contemporaneously by an additional method provided in this Section 9; in each case so long as such Notice is addressed to the intended recipient thereof as set forth below. Any party may change its address specified below by giving each party Notice of such change in accordance with this Section 9. Any Notice shall be deemed given upon actual receipt (or refusal of receipt).

To the Underwriters:	Deutsche Bank Securities Inc. 60 Wall Street, 2nd Floor New York, New York 10005 Attention: Equity Capital Markets – Syndicate Desk fax: (212) 797-9344

With a copy to (which shall not constitute notice):
Deutsche Bank Securities Inc.
60 Wall Street, 36th Floor
New York, New York 10005
Attention: General Counsel
fax: (212) 797-4564

and

Duane Morris LLP
One Riverfront Plaza
1037 Raymond Boulevard, Suite 1800
Newark, NJ 07102
Attention: Dean Colucci, Esq.
email: dmcolucci@duanemorris.com

To the Company: With a copy to (which shall not constitute notice):
Preferred Apartment Communities, Inc.
3284 Northside Parkway NW, Suite 150
Atlanta, GA 30327
Attention: Jeffrey R. Sprain
email: jsprain@pacapts.com

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Attention: James P. Gerkis, Esq.
e-mail: JGerkis@proskauer.com

10.    Termination.
This Agreement may be terminated by you by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Final Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, materially impair the investment quality of the Shares; (iii) suspension of trading in securities generally on the New York Stock Exchange or the NASDAQ Global Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company; (v) the declaration of a banking moratorium by the United States or New York State authorities; (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) or any public announcement by such organization that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading); or (vii) the suspension of trading of the Company’s common stock by the NYSE, the Commission or any other governmental authority; or (b) as provided in Sections 6 and 8 of this Agreement.
11.    Successors.
This Agreement has been and is made solely for the benefit of the Underwriters, the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.
12.    Information Provided by Underwriters.
The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Statutory Prospectus, any Issuer Free Writing Prospectus, or the Final Prospectus consists of the information set forth in the third, tenth, and twelfth paragraphs under the caption “Underwriting” in the Final Prospectus.
13.    Miscellaneous.
The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, and (c) delivery of and payment for the Shares under this Agreement.
The Company acknowledges and agrees that each Underwriter in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company and does not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust. Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.
The Underwriters, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its stockholders), on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as underwriter or your role in connection herewith.
If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,
PREFERRED APARTMENT COMMUNITIES, INC.

By:	/s/ Jeffrey R. Sprain Name: Jeffrey R. Sprain Title: Executive Vice President, General Counsel & Secretary

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.
DEUTSCHE BANK SECURITIES INC.
As Representative of the several
Underwriters listed on Schedule I hereto
By:    Deutsche Bank Securities Inc.
By:    /s/ Francis Windels
Name: Francis Windels
Title: Managing Director
By:     /s/ Ben Darsney
Name: Ben Darsney
Title: Director

SCHEDULE I
SCHEDULE OF UNDERWRITERS

Underwriter	Number of Firm Shares to be Purchased
Deutsche Bank Securities Inc.	1,842,500
JonesTrading Institutional Services LLC	907,500

2,750,000
Total

Ann. A-1

DM3\4498642.10

SCHEDULE II

Ann. A-2

DM3\4498642.10

EXHIBIT A

LOCK-UP AGREEMENT
May ____, 2017
Preferred Apartment Communities, Inc.
Deutsche Bank Securities Inc.
As Representative of the
Several Underwriters
c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005
Ladies and Gentlemen:
The undersigned understands that Deutsche Bank Securities Inc. as representative (the “Representative”) of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Preferred Apartment Communities, Inc. (the “Company”), providing for the public offering by the Underwriters, including the Representative, of common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Public Offering”).
To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of the Representative, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned currently or hereafter in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) commencing on the date hereof and continuing until, and including, the date that is 60 days after the date of the final prospectus relating to the Public Offering (the “Lock-Up Period”). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.
Notwithstanding the foregoing, the undersigned may transfer any or all of the shares of Common Stock or other Company securities if the transfer (i) does not trigger any filing or reporting requirement or obligation or result in any other voluntary or mandatory public disclosure, including but

Ex. C-1

not limited to Form 4 of Section 16 of the Securities Exchange Act of 1934, as amended, (ii) is a gift, (iii) is by process of will or intestacy, or (iv) is a distribution to partners, members or shareholders of the undersigned; provided, however, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement.
The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.
In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.
The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
Notwithstanding anything herein to the contrary, if the closing of the Public Offering has not occurred prior to May 31, 2017, this agreement shall be of no further force or effect.
Signature:
Print Name:

Number of shares owned subject to warrants, options or convertible securities: _______________________ _______________________ _______________________	Certificate numbers (if applicable): _______________________ _______________________ _______________________

Ex. C-2